Exhibit 10.23

Software Development Contract

Contract No:

Party A:

Address:

Postal Code:

Legal Representative:

Tel:	Fax:

Party B: BEIJING SIHITECH CO., LTD.

Address: 3th Floor, Tower B, Finance and Entrust Building, No.5 Anding Road, Chaoyang District, Beijing City, P.R.C.

Postal Code: 100029

Legal Representative (Principal): Hong Weidong

Opening Bank:

Bank Account:

Tel: 010-64421088	Fax: 010-64421210

Party A:

Party B: BEIJING SIHITECH CO., LTD.

After friendly negotiation, in accordance to the relevant laws and regulations, Party A consigns Party B to develop software and provide related service on          as follows:

Article 1 Definition

“Item” refers to the item of the software to be developed as consigned by Party A to Party B in accordance to the contract.

“Requirement” refers to the requirements specified in Annexure          .

“Development” refers to the whole process and works of development in accordance to the requirements specified in the annexure [  ]  of the contract, which includes the analysis on the Requirements, coding designing, testing and formal operation of the software to be developed.

“Final Product” refers to one or more programmes (or software) to be used in controller, processor or other hardwares in accordance to the requirements listed in the annexure, and the data related to such programmes, such as introductions and diagrams of the programme.

“Day” refers to the working day as regulated by PRC laws.

Other items needed to be defined               .

Article 2 Obligations of Party A

1. Party A shall deliver to Party B the information, data and materials confirmed by both parties that is necessary for the development of software.

2. Party A shall appoint one or more representatives to supervise and coordinate the work of Party B in the process of software development.

3. Party A shall take necessary measures to have its work place ready on schedule, to help Party B start its work in the working place on time.

4. Party A shall make the payment under the contract on schedule in accordance to the contract.

Article 3 Obligations of Party B

1. Party B shall perform its development work and deliver the Final Product on time in accordance to the Requirements of the annexure and the relevant articles of the contract.

2. Party B shall appoint              qualified employees as per the requirement of Party A and shall appoint one representative to perform the following tasks:

1)    Coordinating with the employees of Party A and supervising and managing the work of employees of Party B on the spot;

2)    Holding meetings with the representatives of Party A regularly in accordance to the schedule negotiated and confirmed by both parties.

3)    Party B shall not dismiss or replace the representatives unless with prior written consent of Party A.

3. Party B shall be responsible for the corresponding liabilities stipulated in the contract for the delay or failure of development due to its own reasons.

4. Party B shall perform its development work under the contract and shall not assign such work partly or wholly to any third party unless with prior written consent of Party A.

5. Party B shall obtain relevant qualifications and be capable of these tasks and shall not infringe any intellectual property right of any third party during the period of development.

6. Party B shall guarantee that there is no defect or bug in the programme of the Final Product and shall be responsible for the repair of such defects or bugs in case it occurs, without charge and for the compensation for any loss of Party A resulting from such defects and bugs .

7. Party B shall appoint no less than one member from its item development team to assist in the localization and maintenance service for the period of the free maintenance.

8. Party B shall render relevant training service to extend the use of the final product within the employees of Party A in accordance to the Annexure     .

9. Party B shall render item support and maintenance service to Party A in accordance to Annexure     .

10. Party B shall render the training service to Party A in accordance to Annexure     .

Article 4 Contract Price

1. The total value of this contract is RMB      .

Inclusive:

Development expense	RMB	¥: Yuan
Popularization expense	RMB	¥: Yuan ,
Maintenance expense	RMB	¥: Yuan ,
Technique training expense	RMB	¥: Yuan ,

Article 5 Payment and Method of Payment

1. Any payment and expenses by both parties under the contract should be paid in RMB.

2. Party A shall disburse the payment to the designated account of Party B. If there is any alternation to the designated account, Party B shall provide notice to Party A in written atleast [   ] days before the payment date and the notice should be stamped.

3. Within    days of the effective date of this contract, Party A should pay Party B    % of the Development Expense to the equivalent of RMB      Yuan.

4. Within     days putting into operation the final product, Party A should pay Party B    % of the Development Expense, which is RMB     Yuan .

5. Within     months putting into operation the final product, Party A should pay Party B the remaining amount of the Development Expense, which is RMB      Yuan .

6. Party B shall issue the formal invoice to Party A in accordance to the requirements of Party A and the schedule is as follows

1) At least    days before Party A making the payment.

2) Within    days of Party B receiving a certain part of the Development Expenses.

Article 6 Modification of Requirements

1. In the process of the development, Party A has right to modify the Requirements of item, which should be made in compliance with the agreement between the two parties on such modification procedure. After modification, both parties shall agree and execute such modification in written. In case no agreement is reached on such modification procedure, both parties should agree and then directly execute the modification requirement in written.

2. After the modification, if the workload of Party B has increased or decreased within    % of the total workload, Party A will not adjust the expenses; if workload of Party B has increased or decreased beyond      %, then both parties will renegotiate the expenses arising from such change on workload and reach agreement in written.

Article 7 Confidentiality

The data and information both parties accessed and obtained from the other party in the process of the performance shall be deemed as the commercial confidential information unless the concerned party confirms in written that it is available in public domain, and it should not be disclosed to any third parties. The party who breaches this article

shall bear the liabilities for losses of the other party resulting from such breach. This article shall be valid for     years from the effective date of the Contract and survive the cancellation or termination of this contract.

Article 8 Intellectual Property Right

1. After the fulfillment of the development, the intellectual property right of the final product (including but not limited to copyright, patent right and the application right for patent) shall be:

1) Owned by Party A: Party B shall not use the intellectual property right in any way except with prior written consent of Party A or for the delivery of the maintenance or supporting services to Party A and Party B will not disclose it to any third party.

2) Other method:               .

2. Party B guarantees that the final product will not infringe any intellectual property right of any third party. If there is any claim for compensation or any action against Party A arising due to such infringement, Party B shall indemnify Party A and compensate all losses and expenses of Party A.

Article 9 Checking and Acceptance

1. Checking and acceptance shall be conducted in accordance to the Annexure    of Standards and Time of Checking and Acceptance. Party

B shall make necessary preparation before the date thereof and provide notice to Party A in written. Party A shall conduct the checking and acceptance within    days of receipt of the notice. The date of the checking and acceptance can be postponed if there is any delay due to Party A’s own cause.

2. If there is any unconformity between the final product and the Requirements found in the checking and acceptance, Party B should correct immediately and negotiate a date for the second checking and acceptance with Party A. If the final product still could not be accepted within    days of the second checking, it will be constitute a failure, and Party A has right to rescind the contract and Party B will be responsible for the liabilities stipulated under Article 11 of this contract.

Article 10 Liabilities of Party A for Breach of Contract

1. Party A shall pay     % as delay penalty per day from the date of delay if Party A delays the payment.

2. Party A shall be liable for any losses of Party B if Party A fails to abide by Article 7.

3. Others:                    .

Article 11 Liabilities of Party B for Breach of Contract

1. Party B shall return all payments received from Party A and corresponding interests calculated from the date of receipt of such payment and be responsible for any losses of Party A, when it fails to develop the final product due to its own causes.

2. If Party B failed to deliver the final product for checking and acceptance on time due to its own fault, Party B shall pay for breach of contract damages to the equivalent of      % of the Development expenses per day from the date of delay. If Party B fails to deliver the final product for the checking and acceptance after     days of the date of the checking and acceptance, Party A has right to rescind this contract and ask for return of all payments paid to Party B and also the corresponding interest for the period of delay and ask for the compensation for all losses thereof.

3. If there is any bug or defect in the Final Product occurring during the process of the installation and operation, Party A has the right to:

1) Require Party B to correct it without charge within [  ] days of receipt of notice from Party A and ask for the compensation for the losses resulting from such bugs and defects;

 2) assign a third party to correct if Party B refuses to do so and the expenses arising from such assignment will be loaded on Party B; and ask for the compensation for the losses resulting due to Party B.

4. In accordance to the Item 3 of this article, if Party B can not correct the bugs or defects of the Final Product within      days from the

commencement of correction effort, or Party A itself, or the third party assigned by Party A could not correct while Party B refuses to do so, Party A has the right to:

1) Return the developed software to Party B and ask Party B to repay the payment already made to Party B and also the corresponding interest on such payment from the date of receipt and ask for compensation for all losses thereof.

2) Continue to use the software, and Party B shall return   % of the Development Expenses already paid and   % of the total contract amount as breach of contract damages.

5. If there is any errors, faults or bugs in the technological information, diagram and introduction of the Final Product, Party B shall correct or revise without charge within      days of the date of discovery of such errors, faults or bugs, or receipt of the notice from Party A. Failing to do so, Party B will pay for breach of contract damages, which is the amount equivalent to     % of the Development Expenses multiplied by the days of such error, fault and bugs having occured, meanwhile Party B should also compensate Party A for the total losses resulting from it.

6. If there is any mistake in the instructions, the technological information, diagrams and introduction of the Final Product, which results in damages to the equipments of Party A, Party B shall repair them immediately without charge and compensate Party A for all losses.

7. If Party B is unable to perform the training service or extend the use of the Final Product on time, Party B shall pay Party A breach of contract damages, which will be [ ]% of the extension expenses multiplied by the days of such delay.

8. If Party B fails to perform the technical support and maintenance service, it would be liable to pay breach of contract damages; if it fails to fulfill the said service on time, Party B should pay Party A breach of contract damages, which will be [ ]% of the maintenance expenses multiplied by the days of such delay. Party B should also pay Party A   % of the maintenance expenses as breach of contract damages for any other breaches.

9. If Party B fails to perform the training service, Party B would be liable to pay breach of contract damages; if it fails to fulfill the said service on time, Party B should pay Party A breach of contract damages, which will be [   ] % of the training expenses multiplied by the days of such delay. Party B should also pay Party A   % of the training expenses as breach of contract damages for any other breaches.

10. If Party B fails to perform Article 7, it should compensate Party A for all losses resulting from such breach.

11. While Party B shall pay Party A for the breach of contract damages pursuant to this Contract, it should pay within 15 days upon the receipt of the notice from Party A. If there is any delay, Party B agrees that Party A can claim corresponding late fee.

12. Others:                         .

Article 12 Force Majeure

1. If any party can not perform this contract on time due to force majeure such as war, flood, typhoon and earthquake etc, the date of performance can be postponed accordingly, and both parties will be free of any liabilities for the losses.

2. The party, who could not perform the contract due to force majeure, shall provide notice to the other party of such happening thereof as soon as possible by express or fax, and send a proof certificate issued by relevent authorities in a reasonable time. The other party should take necessary measures to stop further losses and can not claim any compensation for further losses if it fails to take necessary measures on time.

3. The party shall provide notice to the other party by express or fax for the end or termination of force majeure as soon as possible. If it is lasts for more than        days, both parties should have friendly renegotiation for performance of this contract.

Article 13 Supplementary, Amendment and Termination

1. Both parties should reach a supplementary agreement, which has the same force with this contract, in written for any item not stipulated in this contract through friendly negotiations.

2. It can be amended or terminated after both parties reach an agreement in written in the process of the performance of the Contract.

3. From the effective date of this contract, if Party A asks for termination of the Contract for the reason of modification of its requirements, Party B should agree.

4. Both parties will not perform the contract upon termination thereof. The issue of intellectual property right of the Final Product shall be handled in accordance to Article 8 of this contract. When Party A has already made the payment, Party B does not complete the Final Product, Party B should return corresponding amount of the payment paid based on the percentage of the non-fulfillment of the Final Product.

Article 14 Governing Law and Settlement of Disputes

1. This contract shall be governed by the laws of P.R.C.

2. Both parties will solve the disputes arising from this contract through friendly negotiations. If both parties can not solve the dispute within    days upon the receipt of notice in written for settlement from one party, each party has the right to solve this problem through the approach mentioned in Item     :

1) Bring an action to the People’s court having jurisdiction on the area of Party A’s domicile.

2) Submit the dispute to       Arbitration Committee for arbitration (venues:      ) in accordance to its current arbitration rules, and the awards of the arbitration is the final and binding on both parties.

3. Each party should perform the articles, on which there are no disputes, normally during the period of arbitration.

Article 15 The Effectiveness and Number of Counterpart

The contract will come into effect on signature and stamping by its legal representatives (principal) or authorized representatives with that of the counterparty,       for Party A and [    ] for Party B, and it shall be with the same force.

Article 16 Others

Party B shall also perform all service and items promised in its bidding documents.

Article 17  Date and Annexure

The following annexures shall be part of the Contract. If there is any conflict between them and this Contract, the contract shall prevail.

Annexure 1: List of the Goods

Annexure 2: Standard of the Checking and Acceptance

Annexure 3: Post-sales Service

Annexure 4: Technical Training

Party A (stamp):

Legal representatives or authorized representatives (signature):

Date:

Party B (stamp): BEIJING SIHITECH CO., LTD.

Legal representatives or authorized representatives (signature):

Date: